                                                                    Exhibit 99.1





                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           BANKERS FIRST CORPORATION,

                             SOUTHTRUST CORPORATION

                                      AND

                          SOUTHTRUST OF GEORGIA, INC.



                          DATED AS OF OCTOBER 31, 1995

                               TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
Preamble  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER  . . . . . . . . . . . . . . . . . . . . . . .          1
1.1      Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
1.2      Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
1.3      Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
1.4      Execution of Stock Option Agreement  . . . . . . . . . . . . . . . . . . . . . . .          2
ARTICLE 2 - TERMS OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
2.1      Charter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
2.2      Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
2.3      Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
ARTICLE 3 - MANNER OF CONVERTING SHARES . . . . . . . . . . . . . . . . . . . . . . . . . .          3
3.1      Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
3.2      Anti-Dilution Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
3.3      Shares Held by BFC or Acquiror . . . . . . . . . . . . . . . . . . . . . . . . . .          3
3.4      Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
3.5      Conversion of Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . .          4
ARTICLE 4 - EXCHANGE OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5
4.1      Exchange Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5
4.2      Rights of Former BFC Shareholders  . . . . . . . . . . . . . . . . . . . . . . . .          5
ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF BFC . . . . . . . . . . . . . . . . . . . . .          6
5.1      Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . .          6
5.2      Authority; No Breach By Agreement  . . . . . . . . . . . . . . . . . . . . . . . .          6
5.3      Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
5.4      BFC Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
5.5      SEC Filings; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . .          8
5.6      Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . .          8
5.7      Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
5.8      Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10
5.9      Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11
5.10     Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11
5.11     Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
5.12     Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
5.13     Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14
5.14     Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         15
5.15     Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         15
5.16     Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . .         15
5.17     Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . .         16
5.18     State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         16
5.19     Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         16
5.20     Status of Loan Portfolio . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         16
5.21     Adequacy of Allowance and Other Matters  . . . . . . . . . . . . . . . . . . . . .         16
5.22     Derivative Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         17

5.23     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . .         17
ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF ACQUIROR
         AND S-T GEORGIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         17
6.1      Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . .         17
6.2      Authority; No Breach By Agreement  . . . . . . . . . . . . . . . . . . . . . . . .         17
6.3      Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         18
6.4      SEC Filings; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . .         18
6.5      Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . .         19
6.6      Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         19
6.7      Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         20
6.8      Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         20
6.9      Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . .         20
6.10     Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . .         21
6.11     Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         21
ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION  . . . . . . . . . . . . . . . . . . .         21
7.1      Affirmative Covenants of BFC . . . . . . . . . . . . . . . . . . . . . . . . . . .         21
7.2      Negative Covenants of BFC  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         21
7.3      Covenants of Acquiror and S-T Georgia  . . . . . . . . . . . . . . . . . . . . . .         24
7.4      Adverse Changes in Condition . . . . . . . . . . . . . . . . . . . . . . . . . . .         24
7.5      Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         24
ARTICLE 8 - ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         25
8.1      Registration Statement; Proxy Statement; Shareholder Approval  . . . . . . . . . .         25
8.2      Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         25
8.3      Applications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         25
8.4      Filings with State Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . .         25
8.5      Agreement as to Efforts to Consummate  . . . . . . . . . . . . . . . . . . . . . .         25
8.6      Investigation and Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . .         26
8.7      Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         26
8.8      Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         27
8.9      Accounting and Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . .         27
8.10     State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         27
8.11     Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         27
8.12     Agreements of Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         27
8.13     Employee Benefits and Contracts  . . . . . . . . . . . . . . . . . . . . . . . . .         28
8.14     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         30
8.15     Certain Modifications; Restructuring Charges . . . . . . . . . . . . . . . . . . .         31
ARTICLE 9 - CONDITIONS PRECEDENT TO
         OBLIGATIONS TO CONSUMMATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         31
9.1      Conditions to Obligations of Each Party  . . . . . . . . . . . . . . . . . . . . .         31
9.2      Conditions to Obligations of Acquiror  . . . . . . . . . . . . . . . . . . . . . .         33
9.3      Conditions to Obligations of BFC . . . . . . . . . . . . . . . . . . . . . . . . .         34
ARTICLE 10 - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         35
10.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         35
10.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         38
10.3     Non-Survival of Representations and Covenants  . . . . . . . . . . . . . . . . . .         39

ARTICLE 11 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         39
11.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         39
11.2     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         47
11.3     Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         48
11.4     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         48
11.5     Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         48
11.6     Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         48
11.7     Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         49
11.8     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         49
11.9     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         50
11.10    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         50
11.11    Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         50
11.12    Interpretations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         50
11.13    Enforcement of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         50
11.14    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         50
Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         52



                          AGREEMENT AND PLAN OF MERGER


                 THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of October 31, 1995, by and among BANKERS FIRST CORPORATION ("BFC"), a Georgia corporation having its principal office located in Augusta, Georgia; SOUTHTRUST CORPORATION ("Acquiror"), a Delaware corporation having its principal office located in Birmingham, Alabama; and SOUTHTRUST OF GEORGIA, INC. ("S-T Georgia"), a Georgia corporation having its principal office located in Atlanta, Georgia.


                                    PREAMBLE

                 The Boards of Directors of BFC, S-T Georgia and Acquiror are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of BFC by Acquiror pursuant to the merger of BFC with and into S-T Georgia. At the effective time of such merger, the outstanding shares of the capital stock of BFC shall be converted into the right to receive shares of the common stock of Acquiror (except as provided herein). As a result, shareholders of BFC shall become shareholders of Acquiror and S-T Georgia shall continue to conduct the business and operations of BFC as a wholly-owned subsidiary of Acquiror. The transactions described in this Agreement are subject to the approvals of the shareholders of BFC, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, the Georgia Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

                 Immediately after the execution and delivery of this Agreement, as a condition and inducement to Acquiror's willingness to enter into this Agreement, BFC and Acquiror are entering into a stock option agreement (the "Stock Option Agreement"), in substantially the form of Exhibit 1, pursuant to which BFC is granting to Acquiror an option to purchase shares of BFC Common Stock.

                 Certain terms used in this Agreement are defined in Section
11.1 of this Agreement.

                 NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

                 1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, BFC shall be merged with and into S-T Georgia in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC (the "Merger"). S-T Georgia shall be the Surviving Corporation resulting from the Merger, shall remain a wholly-owned subsidiary of Acquiror and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of BFC, S-T Georgia and Acquiror.

                 1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The place of Closing shall be at the offices of Alston & Bird, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

                 1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the third business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of BFC approve this Agreement to the extent such approval is required by applicable Law.

                 1.4 EXECUTION OF STOCK OPTION AGREEMENT. Immediately after the execution of this Agreement and as a condition thereto, BFC is executing and delivering to Acquiror the Stock Option Agreement.

                                   ARTICLE 2
                                TERMS OF MERGER

                 2.1 CHARTER. The Articles of Incorporation of S-T Georgia in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

                 2.2 BYLAWS. The Bylaws of S-T Georgia in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

                 2.3 DIRECTORS AND OFFICERS. The directors of S-T Georgia in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of S-T Georgia in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

                 3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, S-T Georgia, BFC, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                 (a) Each share of Acquiror Capital Stock, including any associated Acquiror Rights, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                 (b) Each share of S-T Georgia Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                 (c) Each share of BFC Common Stock (excluding shares held by any BFC Company or any Acquiror Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 1.126 shares of Acquiror Common Stock (subject to possible adjustment pursuant to Section 10.1(h) of this Agreement, the "Exchange Ratio"). Pursuant to the Acquiror Rights Agreement, each share of Acquiror Common Stock issued in connection with the Merger upon conversion of BFC Common Stock shall be accompanied by an Acquiror Right.

                 3.2 ANTI-DILUTION PROVISIONS. In the event Acquiror changes the number of shares of Acquiror Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                 3.3 SHARES HELD BY BFC OR ACQUIROR. Each of the shares of BFC Common Stock held by any BFC Company or by any Acquiror Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                 3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of BFC Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Acquiror Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Acquiror Common Stock multiplied by the market value of one share of Acquiror Common Stock at the Effective Time. The market value of one share of Acquiror Common Stock at the Effective Time shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Acquiror) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                 3.5      CONVERSION OF STOCK OPTIONS.    At the Effective
Time, all rights with respect to BFC Common Stock pursuant to stock options or stock appreciation rights ("BFC Options") granted by BFC under the BFC Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Acquiror Common Stock, and Acquiror shall assume each BFC Option, in accordance with the terms of the BFC Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Acquiror and its Compensation Committee shall be substituted for BFC and the Committee of BFC's Board of Directors (including, if applicable, the entire Board of Directors of BFC) administering such BFC Stock Plan, (ii) each BFC Option assumed by Acquiror may be exercised solely for shares of Acquiror Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of Acquiror Common Stock subject to such BFC Option shall be equal to the number of shares of BFC Common Stock subject to such BFC Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price under each such BFC Option shall be adjusted by dividing the per share exercise price under each such BFC Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause
(iii) of the preceding sentence, Acquiror shall not be obligated to issue any fraction of a share of Acquiror Common Stock upon exercise of BFC Options and any fraction of a share of Acquiror Common Stock that otherwise would be subject to a converted BFC Option shall represent the right to receive a cash payment upon exercise of such converted BFC Option equal to the product of such fraction and the difference between the market value of one share of Acquiror Common Stock at the time of exercise of such Option and the per share exercise price of such Option. The market value of one share of Acquiror Common Stock at the time of exercise of an Option shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Acquiror) on the last trading day preceding the date of exercise. In addition, notwithstanding clauses (iii) and (iv) of the first sentence of this Section 3.5, each BFC Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. BFC agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5. As soon as practicable after the Effective Time, Acquiror shall file a registration statement on Form S-3 or

Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Acquiror Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                                   ARTICLE 4
                               EXCHANGE OF SHARES

                 4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, Acquiror and BFC shall cause the exchange agent selected by Acquiror (the "Exchange Agent") to mail to the former shareholders of BFC appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of BFC Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of BFC Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of BFC Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Acquiror Common Stock to which such holder may be otherwise entitled (without interest). Acquiror shall not be obligated to deliver the consideration to which any former holder of BFC Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of BFC Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of BFC Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither Acquiror, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of BFC Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

                 4.2 RIGHTS OF FORMER BFC SHAREHOLDERS. At the Effective Time, the stock transfer books of BFC shall be closed as to holders of BFC Common Stock immediately prior to the Effective Time and no transfer of BFC Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of BFC Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by BFC in respect of such shares of BFC Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time.
Whenever a dividend or other distribution is declared by Acquiror on the

Acquiror Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning 60 days after the Effective Time no dividend or other distribution payable to the holders of record of Acquiror Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of BFC Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such BFC Common Stock certificate, both the Acquiror Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BFC

                 BFC hereby represents and warrants to Acquiror as follows:

                 5.1 ORGANIZATION, STANDING, AND POWER. BFC is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. BFC is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC.

                 5.2      AUTHORITY; NO BREACH BY AGREEMENT.

                          (a)     BFC has the corporate power and authority
necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BFC, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of BFC Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by BFC. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of BFC, enforceable against BFC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                          (b)     Neither the execution and delivery of this
Agreement by BFC, nor the consummation by BFC of the transactions contemplated hereby, nor compliance by BFC with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of BFC's Articles of Incorporation or Bylaws, or (ii) except as disclosed in Section 5.2 of the BFC Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any BFC Company under, any Contract or Permit of any BFC Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC, or,
(iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any BFC Company or any of their respective material Assets.

                          (c)     Other than in connection or compliance with
the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by BFC of the Merger and the other transactions contemplated in this Agreement.

                 5.3      CAPITAL STOCK.

                          (a)     The authorized capital stock of BFC consists
of (i) 12,500,000 shares of BFC Common Stock, of which [4,737,961] shares are issued and outstanding as of the date of this Agreement and not more than [5,222,539] shares will be issued and outstanding at the Effective Time, and
(ii) 7,500,000 shares of serial preferred stock, par value $.01 per share, none of which are issued and outstanding. All of the issued and outstanding shares of capital stock of BFC are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of BFC has been issued in violation of any preemptive rights of the current or past shareholders of BFC. BFC has reserved 1,105,000 shares of BFC Common Stock for issuance under the BFC Stock Plans, pursuant to which options to purchase not more than [484,578] shares of BFC Common Stock are outstanding.

                          (b)     Except as set forth in Section 5.3(a) of this
Agreement, or as provided in the Stock Option Agreement, there are no shares of capital stock or other equity securities of BFC outstanding and no outstanding Rights relating to the capital stock of BFC.

                 5.4 BFC SUBSIDIARIES. BFC has disclosed in Section 5.4 of the BFC Disclosure Memorandum all of the BFC Subsidiaries as of the date of this Agreement. Except as disclosed in Section 5.4 of the BFC Disclosure Memorandum, BFC or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each BFC Subsidiary. No equity securities of any BFC Subsidiary are or may become required to be issued (other than to another BFC Company) by reason of any Rights, and there are no Contracts by which any BFC Subsidiary is bound to issue (other than to another BFC Company) additional shares of its capital stock or Rights or by which any BFC Company is or may be bound to transfer any shares of the capital stock of any BFC Subsidiary (other than to another BFC Company). There are no Contracts relating to the rights of any BFC Company to vote or to dispose of any shares of the capital stock of any BFC Subsidiary. All of the shares of capital stock of each BFC Subsidiary held by a BFC Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the BFC Company free and clear of any Lien. Each BFC Subsidiary is either a savings association or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each BFC Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC. Each BFC Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Savings Association Insurance Fund.

                 5.5      SEC FILINGS; FINANCIAL STATEMENTS.

                          (a)     BFC has filed and made available to Acquiror
all forms, reports, and documents required to be filed by BFC with the SEC since December 31, 1992 (collectively, the "BFC SEC Reports"). The BFC SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such BFC SEC Reports or necessary in order to make the statements in such BFC SEC Reports, in light of the circumstances under which they were made, not misleading.

                          (b)     Each of the BFC Financial Statements
(including, in each case, any related notes) contained in the BFC SEC Reports, including any BFC SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the consolidated financial position of BFC and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1994, except as disclosed in the BFC Financial Statements, dated subsequent to December 31, 1994, which are delivered prior to the date of this Agreement or as disclosed in Section 5.6 of the BFC Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC and (ii) BFC has not taken an action or failed to taken any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of BFC contained in this Agreement.

                 5.7      TAX MATTERS.

                          (a)     All Tax returns required to be filed by or on
behalf of any of the BFC Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on BFC, and all returns filed are complete and accurate to the Knowledge of BFC. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on BFC, except as reserved against in the BFC Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                          (b)     None of the BFC Companies has executed an
extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                          (c)     Adequate provision for any Taxes due or to
become due for any of the BFC Companies for the period or periods through and including the date of the respective BFC Financial Statements has been made and is reflected on such BFC Financial Statements.

                          (d)     Deferred Taxes of the BFC Companies have been
provided for in accordance with GAAP.

                          (e)     Each of the BFC Companies is in compliance
with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC.

                          (f)     None of the BFC Companies has made any
payment, is obligated to make any payment or is a party to any contract, agreement of other arrangement that could obligate it to make any payment that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                          (g)     There are no Liens with respect to Taxes upon
any of the Assets of the BFC Companies.

                          (h)     There has not been an ownership change, as
defined in Section 382(g) of the Internal Revenue Code of the BFC Companies that occurred during or after any Taxable Period in which the BFC companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1994.

                          (i)     No BFC Company has filed any consent under
Section 341(f) of the Internal Revenue Code concerning a collapsible corporation.

                          (j)     No BFC Company has or has had a permanent
establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                          (k)     None of the BFC Companies is a party to any
tax allocation or sharing agreement and none of the BFC Companies has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was BFC) has any Liability for taxes of any Person (other than BFC and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor or by contract or otherwise.

                 5.8 ASSETS. Except as disclosed in Section 5.8 of the BFC Disclosure Memorandum or as disclosed or reserved against in the BFC Financial Statements delivered prior to the date of this Agreement, the BFC Companies have good and marketable title, free and clear of all Liens, to all of their respective material Assets. All tangible properties used in the businesses of the BFC Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with BFC's past practices. All Assets which are material to BFC's business on a consolidated basis, held under leases or subleases by any of the BFC Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The BFC Companies currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banking organizations. None of the BFC Companies has received notice from any insurance carrier that (i) any such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to any such policies of insurance will be substantially increased. Except as disclosed in Section 5.8 of the BFC Disclosure Memorandum, there are presently no claims pending under any such policies of insurance and no notices have been given by any of the BFC Companies under such policies. The Assets of the BFC Companies include all Assets required to operate the business of the BFC Companies as presently conducted.

                 5.9      ENVIRONMENTAL MATTERS.

                          (a)     To the Knowledge of BFC, each BFC Company,
its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC.

                          (b)     To the Knowledge of BFC, there is no
Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any BFC Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any BFC Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC.

                          (c)     To the Knowledge of BFC, there is no
Litigation pending or threatened before any court, governmental agency, or board or other forum in which any of its Loan Properties (or BFC in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC.

                          (d)     To the Knowledge of BFC, there is no
reasonable basis for any Litigation of a type described in subsections (b) or
(c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC.

                          (e)     To the Knowledge of BFC, there have been no
releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC.

                 5.10 COMPLIANCE WITH LAWS. BFC is duly registered as a savings and loan holding company under the HOLA. Each BFC Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC. Except as disclosed in Section 5.10 of the BFC Disclosure Memorandum, none of the BFC Companies:

                 (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC; and

                 (b) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any BFC Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC, or (iii) requiring any BFC Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

                 5.11 LABOR RELATIONS. No BFC Company is the subject of any Litigation asserting that it or any other BFC Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other BFC Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any BFC Company, pending or threatened, or to the Knowledge of BFC, is there any activity involving any BFC Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                 5.12     EMPLOYEE BENEFIT PLANS.

                          (a)     BFC has disclosed in Section 5.12 of the BFC
Disclosure Memorandum, and has delivered or made available to Acquiror prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any BFC Company or ERISA Affiliate (as defined below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "BFC Benefit Plans"). Any of the BFC Benefit Plans which is an "employee pension benefit plan," as that term is defined in
Section 3(2) of ERISA, is referred to herein as a "BFC ERISA Plan." Each BFC ERISA Plan which is also a

"defined benefit plan" (as defined in Section 414(j) of the Internal Revenue
Code) is referred to herein as a "BFC Pension Plan." No BFC Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                          (b)     All BFC Benefit Plans are in compliance with
the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC. Each BFC ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and BFC is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of BFC, no BFC Company has engaged in a transaction with respect to any BFC Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date hereof, would subject any BFC Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC.

                          (c)     No BFC Pension Plan has any "unfunded current
liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA. Since the date of the most recent actuarial valuation, except as disclosed in Section
5.12 of the BFC Disclosure Memorandum, there has been (i) no material change in the financial position of any BFC Pension Plan, (ii) no change in the actuarial assumptions with respect to any BFC Pension Plan, and (iii) no increase in benefits under any BFC Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC or materially adversely affect the funding status of any such plan. Neither any BFC Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any BFC Company, or the single-employer plan of any entity which is considered one employer with BFC under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on BFC. No BFC Company has provided, or is required to provide, security to a BFC Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                          (d)     Within the six-year period preceding the
Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any BFC Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on BFC. No BFC Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on BFC. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any BFC Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                          (e)     Except as disclosed in Section 5.12 of the
BFC Disclosure Memorandum, no BFC Company has any Liability for retiree health and life benefits under any of the BFC Benefit Plans and there are no restrictions on the rights of such BFC Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on BFC.

                          (f)     Except as disclosed in Section 5.12 of the
BFC Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any BFC Company from any BFC Company under any BFC Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any BFC Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC.

                          (g)     The actuarial present values of all accrued
deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any BFC Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the BFC Financial Statements to the extent required by and in accordance with GAAP.

                 5.13     MATERIAL CONTRACTS.  Except as disclosed in Section
5.13 of the BFC Disclosure Memorandum or otherwise reflected in the BFC Financial Statements, none of the BFC Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $100,000, (ii) any Contract relating to the borrowing of money by any BFC Company or the guarantee by any BFC Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by BFC with the SEC as of the date of this Agreement that has not been filed as an exhibit to BFC's Form 10-K filed for the fiscal year ended December 31, 1994, or in another SEC Document and identified to Acquiror (together with all Contracts referred to in Sections 5.8 and 5.12(a) of this Agreement, the "BFC Contracts"). With respect to each BFC Contract and except as disclosed in
Section 5.13 of the BFC Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no BFC Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material

Adverse Effect on BFC; (iii) no BFC Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of BFC, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC, or has repudiated or waived any material provision thereunder. All of the indebtedness of any BFC Company for money borrowed (other than Federal Home Loan Bank advances) is prepayable at any time by such BFC Company without penalty or premium.

                 5.14     LEGAL PROCEEDINGS.  Except as disclosed in Section
5.14 of the BFC Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of BFC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any BFC Company, or against any director, employee or employee benefit plan of any BFC Company or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any BFC Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC.
Section 5.14 of the BFC Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any BFC Company is a party and which names a BFC Company as a defendant and where, in the case of Litigation brought by Persons other than Regulatory Authorities or other government authorities, the estimated exposure is $250,000 or more.

                 5.15 REPORTS. Since January 1, 1992, or the date of organization if later, each BFC Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                 5.16 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any BFC Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Acquiror with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any BFC Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to BFC's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by a BFC Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of BFC, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any BFC Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

                 5.17 ACCOUNTING, TAX AND REGULATORY MATTERS. No BFC Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

                 5.18 STATE TAKEOVER LAWS. Each BFC Company has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of Georgia (collectively, "Takeover Laws"), including Sections 14-2-1111 and 14-2-1132 of the GBCC.

                 5.19 CHARTER PROVISIONS. Each BFC Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any BFC Company or restrict or impair the ability of Acquiror or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any BFC Company that may be directly or indirectly acquired or controlled by it.

                 5.20 STATUS OF LOAN PORTFOLIO. All loans shown on the Financial Statements as of June 30, 1995, or which may be entered into after such date, were, and will be, made for good, valuable and adequate consideration in the ordinary course of business of BFC and in accordance in all material respects with sound banking practices and are not and will not be subject, to the Knowledge of BFC, to any defense, set-offs or counter-claims, including such as may be afforded by usury or truth-in-lending laws, except as may be afforded by bankruptcy, insolvency or similar laws or by general principles of equity, other than exceptions, omissions, defenses, set-offs or counter-claims which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC, and the notes and other evidences of indebtedness with respect to the loans and all forms of pledges, mortgages and other collateral documents and security agreements relating to the loans are, and will be, in all material respects enforceable, valid, true and genuine, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC.

                 5.21 ADEQUACY OF ALLOWANCE AND OTHER MATTERS. The allowances for possible loan losses as shown on the BFC Financial Statements as of and for the period ended June 30, 1995 were, and the allowance for possible loan losses to be shown on the BFC Financial Statements as of any date subsequent to the execution of this Agreement, will be, adequate to provide for possible losses, net of recoveries as relating to loans previously charged-off, in respect of loans outstanding (including accrued interest receivable) of BFC and its Subsidiaries and other extensions of credit (including letters of credit, or commitments to make loans or extend credit) and each such allowance has been established in accordance with generally accepted accounting principles.

                 5.22 DERIVATIVE CONTRACTS. No BFC Company is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract not included on the BFC Financial Statements which is a financial derivative contract (including various combinations thereof).

                 5.23 ABSENCE OF UNDISCLOSED LIABILITIES. No BFC Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BFC, except Liabilities which are accrued or reserved against in the BFC Financial Statement as of and for the period ended June 30, 1995, or reflected in the notes thereto and except for Liabilities incurred since such date in the ordinary course of business of BFC. Since June 30, 1995, none of the BFC Companies has incurred or paid any Liability which would have a Material Adverse Effect on BFC.



                                   ARTICLE 6
           REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND S-T GEORGIA

                 Acquiror and S-T Georgia hereby represent and warrant to BFC as follows:

                 6.1 ORGANIZATION, STANDING, AND POWER. Acquiror and S-T Georgia are corporations duly organized, validly existing, and in good standing under the Laws of the States of Delaware and Georgia, respectively, and each has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Acquiror and S-T Georgia are each duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Acquiror.

                 6.2      AUTHORITY; NO BREACH BY AGREEMENT.

                          (a)     Each of Acquiror and S-T Georgia has the
corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Acquiror and S-T Georgia. This Agreement represents a legal, valid, and binding obligation of Acquiror and S-T Georgia, enforceable against Acquiror and S-T Georgia in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                          (b)     Neither the execution and delivery of this
Agreement by Acquiror or S-T Georgia, nor the consummation by Acquiror or S-T Georgia of the transactions contemplated hereby, nor compliance by Acquiror or S-T Georgia with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Acquiror's Certificate of Incorporation or Bylaws or S-T Georgia's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Acquiror Company under, any Contract or Permit of any Acquiror Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Acquiror, or, (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Acquiror Company or any of their respective material Assets.

                          (c)     Other than in connection or compliance with
the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Acquiror, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Acquiror of the Merger and the other transactions contemplated in this Agreement.

                 6.3 CAPITAL STOCK. The authorized capital stock of Acquiror consists of (i) 200,000,000 shares of Acquiror Common Stock, of which 87,763,319 shares were issued and outstanding as of October 17, 1995, exclusive of Acquiror Rights issued under the Acquiror Rights Agreement, and (ii) 5,000,000 shares of Acquiror Preferred Stock, none of which are issued and outstanding. All of the issued and outstanding shares of Acquiror Capital Stock are, and all of the shares of Acquiror Common Stock to be issued in exchange for shares of BFC Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. None of the outstanding shares of Acquiror Capital Stock has been, and none of the shares of Acquiror Common Stock to be issued in exchange for shares of BFC Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Acquiror.

                 6.4      SEC FILINGS; FINANCIAL STATEMENTS.

                          (a)     Acquiror has filed and made available to BFC
all forms, reports, and documents required to be filed by Acquiror with the SEC since December 31, 1992, other than registration statements on Forms S-4 and S-8 (collectively, the "Acquiror SEC Reports"). The Acquiror SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Acquiror SEC Reports or necessary in order to make the statements in such Acquiror SEC Reports, in light of the circumstances under which they were made, not misleading.

                          (b)     Each of the Acquiror Financial Statements
(including, in each case, any related notes) contained in the Acquiror SEC Reports, including any Acquiror SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the consolidated financial position of Acquiror and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                 6.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1994, except as disclosed in the Acquiror Financial Statements, dated subsequent December 31, 1994, and delivered prior to the date of this Agreement or as disclosed in Section 6.5 of the Acquiror Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Acquiror and (ii) neither Acquiror nor S-T Georgia has not taken any action or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Acquiror or S-T Georgia contained in this Agreement.

                 6.6 COMPLIANCE WITH LAWS. Each of Acquiror and S-T Georgia is duly registered as a bank holding company under the BHC Act. Each Acquiror Company has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Acquiror, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Acquiror. Except as disclosed in Section 6.6 of the Acquiror Disclosure Memorandum, no Acquiror Company:

                 (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Acquiror; and

                 (b) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Acquiror Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Acquiror,
       (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Acquiror, or (iii) requiring any Acquiror Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

                 6.7 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Acquiror, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Acquiror Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Acquiror, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Acquiror Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Acquiror.

                 6.8 REPORTS. Since January 1, 1992, or the date of organization if later, each Acquiror Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Acquiror). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                 6.9 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Acquiror Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Acquiror with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Acquiror Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to BFC's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any Acquiror Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of BFC, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any Acquiror Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

                 6.10 ACCOUNTING, TAX AND REGULATORY MATTERS. No Acquiror Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

                 6.11 RIGHTS AGREEMENT. Execution of this Agreement and consummation of the Merger and the other transactions contemplated by this Agreement will not result in the grant of any rights to any Person under the Acquiror Rights Agreement (other than as contemplated by Section 3.1 of this Agreement) or enable or require the Acquiror Rights to be exercised, distributed or triggered. No "Stock Acquisition Date" or "Triggering Event" (as such terms are defined in the Acquiror Rights Agreement) has occurred.


                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

                 7.1 AFFIRMATIVE COVENANTS OF BFC. Unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, BFC shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or
(ii) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

                 7.2 NEGATIVE COVENANTS OF BFC. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, BFC covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president or chief financial officer of Acquiror, which consent shall not be unreasonably withheld:

                 (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any BFC Company, or

                 (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a BFC Company to another BFC Company) in excess of an aggregate of $250,000 (for the BFC Companies on a consolidated basis) except in the ordinary course of the business of BFC Subsidiaries consistent with past practices (which shall include, for BFC Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any BFC Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the BFC Disclosure Memorandum); or

                 (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any BFC Company, or declare or pay any dividend or make any other distribution in respect of BFC's capital stock, provided that BFC may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of BFC Common Stock at a rate not in excess of $.15 per share with usual and regular record and payment dates in accordance with past practice disclosed in Section 7.2(c) of the BFC Disclosure Memorandum and such dates may not be changed without the prior written consent of Acquiror; provided, that, notwithstanding the provisions of Section 1.3, the Parties shall cooperate in selecting the Effective Time to ensure that, with respect to the quarterly period in which the Effective Time occurs, the holders of BFC Common Stock do not become entitled to receive both a dividend in respect of their BFC Common Stock and a dividend in respect of Acquiror Common Stock or fail to be entitled to receive any dividend; or

                 (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or pursuant to the Stock Option Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of BFC Common Stock or any other capital stock of any BFC Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                 (e) adjust, split, combine or reclassify any capital stock of any BFC Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of BFC Common Stock, or, except as disclosed in Section 7.2(e) of the BFC Disclosure Memorandum, sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any BFC Subsidiary (unless any such shares of stock are sold or otherwise transferred to another BFC Company) or any Asset having a book value in excess of $250,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                 (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned BFC Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                 (g) grant any increase in compensation or benefits to the employees or officers of any BFC Company, except in accordance with past practice disclosed in Section 7.2(g) of the BFC Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the BFC Disclosure Memorandum; and enter into or amend any severance agreements with officers of any BFC Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any BFC Company except in accordance with past practice disclosed in Section 7.2(g) of the BFC Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                 (h) enter into or amend any employment Contract between any BFC Company and any Person (unless such amendment is required by Law) that the BFC Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                 (i) except as disclosed in Section 7.2(i) of the BFC Disclosure Memorandum, adopt any new employee benefit plan of any BFC Company or make any material change in or to any existing employee benefit plans of any BFC Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

                 (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                 (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any BFC Company for material money damages or restrictions upon the operations of any BFC Company; or

                 (l) except in the ordinary course of business, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $250,000) or waive, release, compromise or assign any material rights or claims.

                 7.3 COVENANTS OF ACQUIROR AND S-T GEORGIA. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, each of Acquiror and S-T Georgia covenants and agrees that it shall (x) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the Acquiror Common Stock and the business prospects of the Acquiror Companies and (y) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or
(ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Acquiror Company from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of Acquiror, desirable in the conduct of the business of Acquiror and its Subsidiaries.

                 7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

                 7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and





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

cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

                 8.1 REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL. As soon as practicable after execution of this Agreement, Acquiror shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Acquiror Common Stock upon consummation of the Merger. BFC shall furnish all information concerning it and the holders of its capital stock as Acquiror may reasonably request in connection with such action. BFC shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) BFC shall prepare and file with the SEC a Proxy Statement and mail such Proxy Statement to BFC's shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of BFC shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to its shareholders the approval of this Agreement, and (iv) the Board of Directors and officers of BFC shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain such shareholders' approval.

                 8.2 EXCHANGE LISTING. Acquiror shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of Acquiror Common Stock to be issued to the holders of BFC Common Stock pursuant to the Merger.

                 8.3 APPLICATIONS. Acquiror shall promptly prepare and file, and BFC shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

                 8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, S-T Georgia shall execute and file the Certificate of Merger with the Secretary of State of the State of Georgia] in connection with the Closing.

                 8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

                 8.6      INVESTIGATION AND CONFIDENTIALITY.

                          (a)     Prior to the Effective Time, each Party shall
keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                          (b)     In addition to the Parties' respective
obligations under the Confidentiality Agreement, each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                          (c)     Each Party agrees to give the other Party
notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

                 8.7 PRESS RELEASES. Prior to the Effective Time, BFC and Acquiror shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this
Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

                 8.8      CERTAIN ACTIONS.    Except with respect to this
Agreement and the transactions contemplated hereby, no BFC Company nor any Affiliate thereof nor any Representative retained by any BFC Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of BFC's Board of Directors as advised by counsel, no BFC Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but BFC may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Any action taken by BFC upon advice of its counsel, in accordance with the preceding sentence, including the termination of this Agreement, shall not be deemed to be, or to result in, a breach of any of the representations, warranties, covenants, agreements or restrictions of BFC contained in this Agreement. BFC shall promptly notify Acquiror orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction.

                 8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

                 8.10 STATE TAKEOVER LAWS. Each BFC Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable state Takeover Law, including Parts 2 and 3 of Article 11 of Chapter 2 of Title 14 of the GBCC.

                 8.11 CHARTER PROVISIONS. Each BFC Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any BFC Company or restrict or impair the ability of Acquiror or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any BFC Company that may be directly or indirectly acquired or controlled by it.

                 8.12     AGREEMENT OF AFFILIATES.  BFC has disclosed in
Section 8.12 of the BFC Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of BFC for purposes of Rule 145 under the 1933 Act. BFC shall use its reasonable efforts to cause each such Person to deliver to Acquiror not later than 30 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 2, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of BFC Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Acquiror Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of Acquiror and BFC have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, shares of Acquiror Common Stock issued to such affiliates of BFC in exchange for shares of BFC Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Acquiror and BFC have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and Acquiror shall be entitled to place restrictive legends upon certificates for shares of Acquiror Common Stock issued to affiliates of BFC pursuant to this Agreement to enforce the provisions of this Section 8.12). Acquiror shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Acquiror Common Stock by such affiliates.

                 8.13     EMPLOYEE BENEFITS AND CONTRACTS.

                          (a)     Following the Effective Time, except as
otherwise provided in this Section 8.15, Acquiror shall provide generally to officers and employees of the BFC Companies employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of Acquiror Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Acquiror Companies to their similarly situated officers and employees; provided, that, for a period of 12 months after the Effective Time, Acquiror shall provide generally to officers and employees of BFC Companies severance benefits in accordance with the policies of either (i) BFC as disclosed in Section 8.13 of the BFC Disclosure Memorandum, or (ii) Acquiror, whichever of (i) or (ii) will provide the greater benefit to the officer or employee. Acquiror also shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.13 of the BFC Disclosure Memorandum to Acquiror between any BFC Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the BFC Benefit Plans. The parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between Acquiror or any of its Affiliates and any officer or employee of any BFC Company or an obligation on the part of Acquiror or any of its Affiliates to employ any such officers or employees.

                          (b)     The parties agree that appropriate steps
shall be taken to terminate all employee benefit plans of BFC other than the Retirement Plan and Trust of Bankers First Corporation (the "BFC Retirement Plan") and the Bankers First Corporation Employee Stock Ownership Plan (the "ESOP"), as of the Effective Time or as promptly as practicable thereafter. Following the termination of all such plans (other than the BFC Retirement Plan and ESOP), and subject to Section 8.13(c) hereof, Acquiror agrees that the officers and employees of any BFC Company who the Surviving Corporation or its Subsidiaries employs shall be eligible to participate in Acquiror's employee benefit plans, including welfare and fringe benefit plans on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of Acquiror; provided, that:

                          (i) with respect to Acquiror's group medical insurance plan, Acquiror shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under BFC's group medical insurance plan during the current calendar year for purposes of satisfying the deductible provisions under Acquiror's plan for such current year, and Acquiror shall waive all waiting periods under said plans for pre-existing conditions; and

                          (ii) credit for each such employee's past service with BFC Companies prior to the Effective Time ("Past Service Credit") shall be given by Acquiror to employees for purposes of:

                                  (1)      determining vacation and sick leave
              benefits and accruals, in accordance with the established policies of Acquiror;

                                  (2)      establishing eligibility for
              participation in and vesting under Acquiror's employee benefit plans (including welfare and fringe benefit plans), and for purposes of determining the scheduling of vacations and other determinations which are based on length of service; provided, however, notwithstanding anything contained in this Agreement to the contrary, Past Service Credit shall not be given to any such employee for purposes of establishing eligibility for participation in the 1990 Discounted Stock Plan of Acquiror.

                          (c)     The parties further agree that the BFC
Retirement Plan will either be (i) merged into the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan") or (ii) terminated as of such date prior to, on or after the Effective Time, all as Acquiror shall determine and specify. Prior to any such merger or termination, the BFC Retirment Plan shall be amended so that the actuarial value of the benefits payable, determined on a termination basis, equals the fair market value of the assets of the BFC Retirement Plan immediately prior to such merger or termination. The determination as to whether the BFC Retirement Plan shall terminated or merged into the ST Retirement Plan shall be made by Acquiror. From and after (i) January 1 following the termination of the BFC Retirement Plan or (ii) the merger of the BFC Retirement Plan into the ST Retirement Plan, for purposes of determining eligibility to participate in, and vesting in accrued benefits under both the ST Retirement Plan and the SouthTrust Corporation Employee's Profit Sharing Plan (the "ST PS Plan"), employment by BFC Companies shall be credited as if it were employment by Acquiror, except to the extent otherwise required by applicable Law, but such service shall not be credited for purposes of determining benefit accrual under the ST Retirement Plan.

                          (d)     The ESOP as amended to the extent, if any,
necessary to obtain such a determination letter from the Internal Revenue Service, shall be terminated as of such date prior to, on, or after the Effective Time, as Acquiror and BFC shall mutually determine and specify. Distributions shall be made from the ESOP in accordance with the terms and provisions of the ESOP prior to receipt from the Internal Revenue Service of a favorable determination letter with respect to the effect of such termination upon the qualified status of the ESOP; subject, however, to the trustee's right to retain such amounts as it reasonably deems appropriate as a reserve for any Taxes which may be imposed against the ESOP.

                 8.14     INDEMNIFICATION.

                          (a)     Acquiror shall, and shall cause the Surviving
Corporation to, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the BFC Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Georgia Law and by BFC's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, Acquiror shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Acquiror and the Indemnified Party.

                          (b)     Acquiror shall, or shall cause the Surviving
Corporation to, use its reasonable efforts (and BFC shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of six years after the Effective Time BFC's existing directors' and officers' liability insurance policy (provided that Acquiror may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of BFC given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided that neither Acquiror nor the Surviving Corporation shall be obligated to make premium payments for such six-year period in respect of such policy (or coverage replacement of such policy) which exceed, for the portion related to BFC's directors and officers, 200% of the annual premium payments on BFC's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Acquiror shall use its reasonable best efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

                          (c)     The Surviving Corporation shall not be liable
for any settlement effected without its prior written consent. The Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                          (d)     If Acquiror or the Surviving Corporation or
any of their successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Acquiror or Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 8.14.

                          (e)     The provisions of this Section 8.14 are
intended to be for the benefit of, and enforceable by, each Indemnified Party, his or her heirs and representatives.

                 8.15 CERTAIN MODIFICATIONS; RESTRUCTURING CHARGES. Following the execution of this Agreement, Acquiror and BFC will consult with respect to (i) their loan, accrual, reserve, litigation and real estate evaluation policies and practices (including loan classifications and levels of reserves) and (ii) the character, amount and timing of any restructuring charges to be taken by each of Acquiror and BFC in connection with such matters or otherwise in connection with the transactions contemplated this Agreement, including (a) any charge in respect to the write off or write down of any Asset, (b) any reserve or other charge relating to the fees and expenses of advisors and other third parties in connection with the transactions contemplated by this Agreement, (c) any reserve or other charge relating to severance, termination, and retirement payments in connection with the transactions contemplated by this Agreement, (d) recapture of the bad-debt reserve of the BFC Companies arising from the conversion of Bankers First Savings Bank, FSB into a national banking association or state bank, and (e) in respect of any SAIF recapitalization special assessment (to the extent permitted by applicable Law), and any other appropriate accounting adjustment. Acquiror and BFC hereby acknowledge and agree that the decision to effect any such change to the loan, accrual, reserve, litigation and real estate evaluation policies or practices of BFC (including loan classifications and levels of reserve) or to make any restructuring charge, including the timing and amount thereof, shall be subject to the mutual agreement of Acquiror and BFC; provided, that no action shall be taken pursuant to this Section 8.15 unless such action is consistent with generally accepted accounting principles. Notwithstanding anything to the contrary set forth above, the warranties, representations, covenants and agreements of BFC contained in this Agreement shall not be deemed to be untrue, or breached or otherwise affected in any respect, as a consequence of any action taken pursuant to this Section 8.15.


                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

                 9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

                 (a) SHAREHOLDER APPROVAL. The shareholders of BFC shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

                 (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital, but not including any requirements that Assets or deposits be divested in order to cure any asserted anti-trust concern, the parties agreeing that the risk of such divestiture requirements is assumed by Acquiror) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                 (c) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                 (d) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Acquiror Common Stock issuable pursuant to the Merger shall have been received.

                 (e) EXCHANGE LISTING. The shares of Acquiror Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

                 (f) POOLING LETTERS. Each of the Parties shall have received a letter, dated as of the Effective Time, in form and substance reasonably acceptable to such Party, from Arthur Andersen & Co. LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment. Each of the Parties also shall have received a letter, dated as of the Effective Time, in form and substance reasonably acceptable to such Party, from KPMG Peat Marwick LLP to the effect that such firm is not aware of any matters relating to BFC and its Subsidiaries which would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

                 (g) TAX MATTERS. Each Party shall have received a written opinion of counsel from Alston & Bird in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of
       Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of BFC Common Stock for Acquiror Common Stock will not give rise to gain or loss to the shareholders of BFC with respect to such exchange (except to the extent of any cash received), and (iii) none of BFC or Acquiror will recognize gain or loss as a consequence of the Merger (except for the inclusion in income of the amount of the bad-debt reserve maintained by BFC and any other amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under

       Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of BFC and Acquiror reasonably satisfactory in form and substance to such counsel.

                 9.2 CONDITIONS TO OBLIGATIONS OF ACQUIROR. The obligations of Acquiror to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Acquiror pursuant to Section 11.6(a) of this Agreement:

                 (a)      REPRESENTATIONS AND WARRANTIES.  For purposes of this
       Section 9.2(a), the accuracy of the representations and warranties of BFC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of BFC set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of BFC set forth in Sections 5.17, 5.18 and 5.19 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of BFC set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.17, 5.18 and 5.19) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on BFC; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                 (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of BFC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                 (c)      CERTIFICATES.  BFC shall have delivered to Acquiror
       (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in
       Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and
       (ii) certified copies of resolutions duly adopted by BFC's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Acquiror and its counsel shall request.

                 (d) OPINION OF COUNSEL. Acquiror shall have received an opinion of Alston & Bird, counsel to BFC, dated as of the Closing, in form reasonably satisfactory to Acquiror, as to the matters set forth in
       Exhibit 3.

                 (e) ACCOUNTANT'S LETTERS. Acquiror shall have received from KPMG Peat Marwick LLP letters dated not more than five days prior to (i) the date of the Proxy

       Statement and (ii) the Effective Time, with respect to certain financial information regarding BFC, in form and substance reasonably satisfactory to Acquiror, which letters shall be based upon customary specified procedures undertaken by such firm in accordance with Statement of Auditing Standard No. 72.

                 (f) AFFILIATES AGREEMENTS. Acquiror shall have received from each affiliate of BFC the affiliates letter referred to in Section
       8.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of Acquiror that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

                 9.3 CONDITIONS TO OBLIGATIONS OF BFC. The obligations of BFC to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by BFC pursuant to Section 11.6(b) of this
Agreement:

                 (a)      REPRESENTATIONS AND WARRANTIES.  For purposes of this
       Section 9.3(a), the accuracy of the representations and warranties of Acquiror set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date).  The representations and warranties of Acquiror set forth in
       Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of Acquiror set forth in Sections 6.10 and 6.11 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Acquiror set forth in this Agreement (including the representations and warranties set forth in Sections 6.3, 6.10 and 6.11) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Acquiror; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                 (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Acquiror to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                 (c)      CERTIFICATES.  Acquiror shall have delivered to BFC
       (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in
       Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and
       (ii) certified copies of resolutions duly adopted by Acquiror's Board of Directors and S-T Georgia's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as BFC and its counsel shall request.

                 (d) OPINION OF COUNSEL. BFC shall have received an opinion of Bradley, Arant, Rose & White, counsel to Acquiror, dated as of the Effective Time, in form reasonably acceptable to BFC, as to the matters set forth in Exhibit 4.

                 (e) FAIRNESS OPINION. BFC shall have received from The Robinson-Humphrey Company, Inc. a letter, dated not more than five business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be received by BFC shareholders in connection with the Merger is fair, from a financial point of view, to such shareholders.


                                   ARTICLE 10
                                  TERMINATION

                 10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of BFC, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                 (a) By mutual consent of the Board of Directors of Acquiror and the Board of Directors of BFC; or

                 (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of BFC and
       Section 9.3(a) in the case of Acquiror or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of BFC and Section 9.3(a) of this Agreement in the case of Acquiror; or

                 (c) By the Board of Directors of either Party in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                 (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of BFC fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

                 (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by September 30, 1996, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                 (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of BFC and
       Section 9.3(a) in the case of Acquiror or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

                 (g) By the Board of Directors of BFC, in connection with entering into a definitive agreement with a Person in accordance with
       Section 8.8, provided it has complied with all of the provisions thereof, including the advice of counsel and notice provisions thereof; or

                 (h) By the Board of Directors of BFC, if it determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if either:

                        (x)     both of the following conditions are satisfied:

                                        (1)     the Average Closing Price of
              shares of Acquiror Common Stock shall be less than $21.675; and

                                        (2)     (i) the quotient obtained by
              dividing the Average Closing Price on the Determination Date by $25.50 (such number being referred to herein as the "Acquiror Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (x)(2)(ii) (such number being referred to herein as the "Index Ratio"); or

                          (y)     the Average Closing Price on the
       Determination Date of shares of Acquiror Common Stock shall be less than $19.125;

       subject, however, to the following four sentences. If BFC refuses to consummate the Merger pursuant to this Section 10.1(h), it shall give prompt written notice thereof to Acquiror, which notice shall specify which of clauses (x) or (y) is applicable (or if both would be applicable, which clause is being invoked); provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period.

       During the five-day period commencing with its receipt of such notice, Acquiror shall have the option, in the case of a failure to satisfy the condition in clause (x), to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of $21.675 and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the Acquiror Ratio. During such five-day period, Acquiror shall have the option, in the case of a failure to satisfy the condition in clause (y), to elect to increase the Exchange Ratio to equal the quotient obtained by dividing (i) the product of $19.125 and the Exchange Ratio (as then in effect) by (ii) the Average Closing Price. If Acquiror makes an election contemplated by either of the two preceding sentences, within such five-day period, it shall give prompt written notice to BFC of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 10.1(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this
       Section 10.1(h).

                 For purposes of this Section 10.1(h), the following terms shall have the meanings indicated:

                                  "Average Closing Price" shall mean the
              average of the daily last sales prices of Acquiror Common Stock as reported on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Acquiror) for the ten consecutive full trading days in which such shares are traded on the Nasdaq National Market ending at the close of trading on the Determination Date.

                                  "Determination Date" shall mean the date on
              which the Consent of the Board of Governors of the Federal Reserve System shall be received.

                                  "Index Group" shall mean the 20 bank holding
              companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 20 bank holding companies and the weights attributed to them are as follows:

                            Bank Holding Companies

Weighting
---------
    AmSouth Bancorporation                                                         4.95%
    Barnett Banks, Inc.                                                            8.18
    Central Fidelity Banks, Inc.                                                   3.39
    Compass Bancshares, Inc.                                                       3.23
    Crestar Financial Corporation                                                  3.20
    Deposit Guaranty Corporation                                                   1.60
    First American Corporation                                                     2.16
    First Commerce Corporation                                                     2.46

    First Tennessee National Corporation                                           2.86

    First Virginia Banks, Inc.                                                     2.88
    Hibernia Corporation                                                          10.12
    Mercantile Bankshares Corporation                                              4.73
    National Commerce Bancorporation                                               2.10
    Regions Financial Corporation                                                  3.85
    Signet Banking Corporation                                                     8.73
    Southern National Corporation                                                  4.99
    SunTrust Banks, Inc.                                                           9.69
    Trustmark Corporation                                                          2.96
    Union Planters Corporation                                                     3.47
    Wachovia Corporation                                                          14.46

    Total                                                                        100.00%

                                  "Index Price" on a given date shall mean the
              weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

                                  "Starting Date" shall mean October 30, 1995.

                 If any company belonging to the Index Group or Acquiror declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or Acquiror shall be appropriately adjusted for the purposes of applying this Section 10.1(h).

                 10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. The Stock Option Agreement shall be governed by its own terms as to termination.

                 10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 2, 3, 4 and 11 and Sections 8.12 and 8.14 of this Agreement.


                                   ARTICLE 11
                                 MISCELLANEOUS

                 11.1     DEFINITIONS.

                          (a)     Except as otherwise provided herein, the
capitalized terms set forth below shall have the following meanings:

                 "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                 "ACQUIROR CAPITAL STOCK" shall mean, collectively, the Acquiror Common Stock, the Acquiror Preferred Stock and any other class or series of capital stock of Acquiror.

                 "ACQUIROR COMMON STOCK" shall mean the $2.50 par value common stock of Acquiror.

                 "ACQUIROR COMPANIES" shall mean, collectively, Acquiror and all Acquiror Subsidiaries.

                 "ACQUIROR DISCLOSURE MEMORANDUM" shall mean the written information entitled "SouthTrust Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to BFC describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                 "ACQUIROR FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Acquiror as of June 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1995, and for each of the three years ended December 31, 1994, 1993 and 1992, as filed by Acquiror in SEC Documents, and (ii) the consolidated statements of condition of Acquiror (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1995.

                 "ACQUIROR PREFERRED STOCK" shall mean the $1.00 par value preferred stock of Acquiror.

                 "ACQUIROR RIGHTS" shall mean the preferred stock purchase rights issued pursuant to the Acquiror Rights Agreement.

                 "ACQUIROR RIGHTS AGREEMENT" shall mean that certain Rights Agreement, dated February 22,, 1989, between Acquiror and Mellon Bank, N.A., as Rights Agent.

                 "ACQUIROR SUBSIDIARIES" shall mean the Subsidiaries of Acquiror, which shall include any corporation, bank, savings association, or other organization acquired as a Subsidiary of Acquiror in the future and owned by Acquiror at the Effective Time.

                 "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or
       (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                 "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits (other than the Stock Option Agreement) delivered pursuant hereto and incorporated herein by reference.

                 "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                 "BFC COMMON STOCK" shall mean the $.01 par value common stock of BFC.

                 "BFC COMPANIES" shall mean, collectively, BFC and all BFC Subsidiaries.

                 "BFC DISCLOSURE MEMORANDUM" shall mean the written information entitled "Bankers First Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to Acquiror describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this

       Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                 "BFC FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of BFC as of June 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1995, and for each of the three fiscal years ended December 31, 1994, 1993 and 1992, as filed by BFC in SEC Documents, and (ii) the consolidated balance sheets of BFC (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1995.

                 "BFC STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of BFC designated as follows: 1984 Incentive Stock Option Plan, 1986 Incentive Stock Option Plan, 1987 Incentive Stock Option Plan, 1989 Incentive Stock Option Plan, 1991 Incentive Stock Option Plan, Nonqualified Stock Option Plan, Director's Discounted Option Plan and Employee Stock Ownership Plan and Trust.

                 "BFC SUBSIDIARIES" shall mean the Subsidiaries of BFC, which shall include the BFC Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of BFC in the future and owned by BFC at the Effective Time.

                 "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

                 "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by S-T Georgia and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section
       1.1 of this Agreement.

                 "CLOSING DATE" shall mean the date on which the Closing occurs.

                 "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement, dated May 31, 1995, between BFC and Acquiror.

                 "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                 "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                 "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

                 "DGCL" shall mean the Delaware General Corporation Law.

                 "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA AFFILIATE" shall have the meaning provided in Section
       5.12 of this Agreement.

                 "EXHIBITS" 1 through 4, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                 "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                 "GBCC" shall mean the Georgia Business Corporation Code.

                 "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental
       Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                 "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended.

                 "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                 "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                 "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge after due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, General Counsel, any Assistant or Deputy General Counsel, or any Senior or Executive Vice President of such Person.

                 "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                 "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                 "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and
       (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

                 "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                 "LOAN PROPERTY" shall mean any property owned, leased or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                 "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                 "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of
       (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed written consent of the other Party in contemplation of the transaction contemplated hereby, including those changes and charges contemplated by
       Section 8.15 hereof (whether or not such changes are made or such charges are taken), and (d) the direct effects of compliance with this Agreement on the operating performance of the Parties, including expenses incurred by the Parties in consummating the transactions contemplated by the Agreement.

                 "NASD" shall mean the National Association of Securities Dealers, Inc.

                 "NASDAQ NATIONAL MARKET" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

                 "1933 ACT" shall mean the Securities Act of 1933, as amended.

                 "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

                 "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                 "PARTY" shall mean either BFC or Acquiror, and "PARTIES" shall mean both BFC and Acquiror.

                 "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

                 "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                 "PROXY STATEMENT" shall mean the proxy statement used by BFC to solicit the approval of BFC's shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of Acquiror relating to the issuance of the Acquiror Common Stock to holders of BFC Common Stock.

                 "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Acquiror under the 1933 Act with respect to the shares of Acquiror Common Stock to be issued to the shareholders of BFC in connection with the transactions contemplated by this Agreement.

                 "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD and the SEC.

                 "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

                 "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

                 "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                 "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                 "SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of BFC to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                 "S-T GEORGIA COMMON STOCK" shall mean the $1.00 par value common stock of S-T Georgia.

                 "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                 "SURVIVING CORPORATION" shall mean S-T Georgia as the surviving corporation resulting from the Merger.

                 "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

                 "TAXABLE PERIOD" shall mean any period prescribed by any governmental authority, including the United States or any state, local, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

                 "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                          (b)     The terms set forth below shall have the
meanings ascribed thereto in the referenced sections:

              Acquiror Ratio                            Section 10.1(h)

              Acquiror SEC Reports                                                   Section 6.4(a)
              Average Closing Price                                                  Section 10.1(h)
              BFC Benefit Plans                                                      Section 5.12(a)
              BFC Contracts                                                          Section 5.13
              BFC ERISA Plan                                                         Section 5.12(a)
              BFC Options                                                            Section 3.5
              BFC Pension Plan                                                       Section 5.12(a)
              BFC Retirement Plan                                                    Section 8.13(b)
              BFC SEC Reports                                                        Section 5.5(a)
              Closing                                                                Section 1.2
              Determination Date                                                     Section 10.1(h)
              Effective Time                                                         Section 1.3
              ERISA Affiliate                                                        Section 5.12(c)
              ESOP                                                                   Section 8.13(b)
              Exchange Agent                                                         Section 4.1
              Exchange Ratio                                                         Section 3.1(c)
              Indemnified Party                                                      Section 8.14(a)
              Index Group                                                            Section 10.1(h)
              Index Price                                                            Section 10.1(h)
              Index Ratio                                                            Section 10.1(h)
              Maximum Amount                                                         Section 8.14(b)
              Merger                                                                 Section 1.1
              Past Service Credit                                                    Section 8.13(b)(ii)
              ST PS Plan                                                             Section 8.13(b)
              ST Retirement Plan                                                     Section 8.13(c)
              Starting Date                                                          Section 10.1(h)
              Stock Option Agreement                                                 Preamble
              Takeover Laws                                                          Section 5.18
              Tax Opinion                                                            Section 9.1(g)

                          (c)     Any singular term in this Agreement shall be
deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

                 11.2     EXPENSES.

                          (a)     Except as otherwise provided in this Section
11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

                          (b)     Nothing contained in this Section 11.2 shall
constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

                 11.3 BROKERS AND FINDERS. Except for The Robinson-Humphrey Company, Inc. as to BFC, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his, her or its representing or being retained by or allegedly representing or being retained by BFC or Acquiror, each of BFC and Acquiror, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

                 11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except for the Confidentiality Agreement). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.13 and
8.14 of this Agreement.

                 11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of BFC Common Stock, there shall be made no amendment that reduces or modifies in any material respect the consideration to be received by the holders of BFC Common Stock without the further approval of such shareholders.

                 11.6     WAIVERS.

                          (a)     Prior to or at the Effective Time, Acquiror,
acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by BFC, to waive or extend the time for the compliance or fulfillment by BFC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Acquiror under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Acquiror.

                          (b)     Prior to or at the Effective Time, BFC,
acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Acquiror, to waive or extend the time for the compliance or fulfillment by Acquiror of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of BFC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of BFC.

                          (c)     The failure of any Party at any time or times
to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

                 11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

                 11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

             BFC:                           Bankers First Corporation
                                            One Tenth Street
                                            Augusta, Georgia 30901
                                            Telecopy Number:  (706) 849-3349

                                            Attention: H.M. Osteen, Jr.

             Copy to Counsel:               Alston & Bird
                                            One Atlantic Center
                                            1201 West Peachtree Street
                                            Atlanta, Georgia 30309-3424
                                            Telecopy Number:  (404) 881-7777

                                            Attention: F. Dean Copeland

             Acquiror:                      SouthTrust Corporation
                                            420 North 20th Street
                                            Birmingham, Alabama  35203

                                            Telecopy Number:  (205) 254-5022

                                            Attention: Frederick W. Murray, Jr.

             Copy to Counsel:               Bradley, Arant, Rose & White
                                            2001 Park Place
                                            Suite 1400
                                            Birmingham, Alabama  35203
                                            Telecopy Number:  (205) 252-0264

                                            Attention: C. Larimore Whitaker

                 11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

            11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

            11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

            11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


                         [Signatures on following page]

                 IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                              BANKERS FIRST CORPORATION


  /s/ J. Randal Hall                 By: /s/ H. M. Osteen, Jr.
--------------------                     -----------------------
Secretary                                President and Chief Executive Officer


[CORPORATE SEAL]


ATTEST:                              SOUTHTRUST CORPORATION


  /s/ Alton E. Yother                By:  /s/ F. W. Murray, Jr.
---------------------                   -----------------------
Assistant Secretary                     Executive Vice President


[CORPORATE SEAL]


ATTEST:                              SOUTHTRUST OF GEORGIA, INC.


  /s/ Alton E. Yother                By:  /s/ F. W. Murray, Jr.
---------------------                   -----------------------
Assistant Secretary                              Chairman


[CORPORATE SEAL]

                                LIST OF EXHIBITS


EXHIBIT NUMBER         DESCRIPTION
--------------         -----------

       1.              Form of Stock Option Agreement.  (Section 1.4)

       2.              Form of agreement of affiliates of BFC.  (Section
                       Section  8.12, 9.2(f)).

       3.              Matters as to which Alston & Bird will opine.
                       (Section  9.2(d)).

       4. Matters as to which Bradley, Arant, Rose & White will opine. (Section 9.3(d)).

                                   EXHIBIT 1

                             STOCK OPTION AGREEMENT

         (Exhibit 1 is included as Exhibit 99.2 of this Current Report)

                                   EXHIBIT 2

                          FORM OF AFFILIATE AGREEMENT

SouthTrust Corporation
420 North 20th Street
Birmingham, Alabama  35203

Ladies and Gentlemen:

         The undersigned is a shareholder of Bankers First Corporation ("BFC"), a corporation organized and existing under the laws of the State of Georgia and located in Augusta, Georgia, and will become a shareholder of the SouthTrust Corporation ("SouthTrust") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of October 31, 1995 (the "Agreement"), by and among SouthTrust, SouthTrust of Georgia, Inc. ("S-T Georgia") and BFC. Under the terms of the Agreement, BFC will be merged into and with S-T Georgia (the "Merger"), and the shares of the $.01 par value common stock of BFC ("BFC Common Stock") will be converted into and exchanged for shares of the $2.50 par value common stock of SouthTrust ("SouthTrust Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and SouthTrust regarding certain rights and obligations of the undersigned in connection with the shares of SouthTrust to be received by the undersigned as a result of the Merger.

         In consideration of the Merger and the mutual covenants contained herein, the undersigned and SouthTrust hereby agree as follows:

         1. Affiliate Status. The undersigned understands and agrees that as to BFC he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

         2. Initial Restriction on Disposition. The undersigned agrees that he will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of SouthTrust Common Stock into which his shares of BFC Common Stock are converted upon consummation of the Merger until such time as SouthTrust notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of SouthTrust and BFC. SouthTrust agrees that it will publish such results within 45 days after the end of the first fiscal quarter of SouthTrust containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

         3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

         (a) During the 30 days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of his interests in, or reduced his risk relative to, any of the shares of SouthTrust Common Stock or BFC Common Stock beneficially owned by the undersigned as of the date of the Shareholders' Meeting of BFC held to approve the Merger.

         (b) The SouthTrust Common Stock received by the undersigned as a result of the Merger will be taken for his own account and not for others, directly or indirectly, in whole or in part.

         (c) SouthTrust has informed the undersigned that any distribution by the undersigned of SouthTrust Common Stock has not been registered under the 1933 Act and that shares of SouthTrust Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that SouthTrust is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of SouthTrust Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

         4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of SouthTrust Common Stock received by the undersigned pursuant to the Merger will be given to SouthTrust's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

       "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as SouthTrust Corporation ("SouthTrust") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of SouthTrust) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of SouthTrust) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for SouthTrust that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing SouthTrust securities issued subsequent to the original issuance of the SouthTrust Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the SouthTrust Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, SouthTrust shall cause the certificates representing the shares of SouthTrust Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the SouthTrust Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), SouthTrust, upon the request of the undersigned, will cause the certificates representing the shares of SouthTrust Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by SouthTrust of an opinion of its counsel to the effect that such legend may be removed.

         5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of SouthTrust Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for BFC.

         6. Filing of Reports by SouthTrust. SouthTrust agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of SouthTrust Common Stock issued to the undersigned pursuant to the Merger.

         7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of SouthTrust Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for SouthTrust Common Stock together with such additional information as the transfer agent may reasonably request. If SouthTrust's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), SouthTrust shall cause such counsel to provide such opinions as may be necessary to SouthTrust's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

         8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of BFC and SouthTrust that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of SouthTrust or becomes a director or officer of SouthTrust upon consummation of the Merger, among other things, any sale of SouthTrust Common Stock by the undersigned within a period of less than six months following the effective time of the Mergers may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         9. Miscellaneous. This Affiliate Agreement is the complete agreement between SouthTrust and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

         This Affiliate Agreement is executed as of the ___ day of ___________, 1995.

                                       Very truly yours,

                                       ---------------------------
                                       Signature


                                       ---------------------------
                                       Print Name

                                       ---------------------------

                                       ---------------------------

                                       ---------------------------
                                       Address

                                       [add below the signatures of all
                                       registered owners of shares deemed
                                       beneficially owned by the affiliate]


                                       ---------------------------
                                       Name:

                                       ---------------------------
                                       Name:

                                       ---------------------------
                                       Name:

AGREED TO AND ACCEPTED as of
               , 1996
---------------

SOUTHTRUST CORPORATION


By:
   ------------------------------

                                   EXHIBIT 3

                              MATTERS AS TO WHICH
                            ALSTON & BIRD WILL OPINE


                 1. BFC is a corporation duly organized, validly existing and in good standing under the Laws of the State of Georgia with full corporate power and authority to conduct its business as described in the proxy statement used to solicit the approval by the shareholders of BFC of the transactions contemplated by the Agreement ("Proxy Statement"), and to own and use its Assets.

                 2. The execution and delivery by BFC of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of BFC or, to our knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which BFC or any of its Subsidiaries is a party or by which BFC or any of its Subsidiaries is bound.

                 3. The Agreement has been duly and validly authorized, executed and delivered by BFC, and assuming valid authorization, execution and delivery by Acquiror and S-T Georgia, constitutes a valid and binding agreement of BFC enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

                                   EXHIBIT 4

                              MATTERS AS TO WHICH
                    BRADLEY, ARANT, ROSE & WHITE WILL OPINE


                 1. Acquiror and S-T-Georgia are corporations duly organized, validly existing and in good standing under the Laws of the States of Delaware and Georgia, respectively, with full corporate power and authority to conduct their business as described in the proxy statement used to solicit the approval by the shareholders of BFC of the transactions contemplated by the Agreement ("Proxy Statement"), and to own and use their respective Assets.

                 2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Certificate of Incorporation, Articles of Incorporation or Bylaws of Acquiror or S-T Georgia or, to our knowledge, any order, arbitration award, judgment, or decree to which Acquiror or S-T Georgia is a party or by which Acquiror or S-T Georgia is bound.

                 3. The Agreement has been duly and validly executed and delivered by Acquiror and S-T Georgia, and assuming valid authorization, execution and delivery by BFC, constitutes a valid and binding agreement of Acquiror and S-T Georgia, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

                 4. The shares of Acquiror Common Stock to be issued to the shareholders of BFC upon consummation of the Merger have been registered under the 1933 Act, are duly authorized, and, when issued in accordance with the Agreement, will be validly issued, fully paid and non-assessable and will not not have been issued in violation of any statutory preemptive rights of shareholders.